W.P.I. 11.1.1                                                     EXECUTION COPY


                          DATED as of December 15, 2000









                         Balzers and Leybold Taiwan, Ltd

                                    as Seller

                                       AND

                                   Inficon Ltd

                                  as Purchaser



                   -------------------------------------------

                                  AGREEMENT FOR

                              THE SALE AND PURCHASE

                                  OF ASSETS OF

                         Balzers and Leybold Taiwan, Ltd

                  --------------------------------------------

                                TABLE OF CONTENTS

                                                                            Page

SECTION 1.      DEFINITIONS..................................................1

SECTION 2.      ASSETS TO BE SOLD............................................3

SECTION 3.      ASSUMPTION OF LIABILITIES....................................3

SECTION 4.      CONTRACTS....................................................3

SECTION 5.      EXCLUDED INFICON ASSETS......................................5

SECTION 6.      ADJUSTMENTS TO SCHEDULES.....................................5

SECTION 7.      TRANSFERRED EMPLOYEES........................................5

SECTION 8.      CONSIDERATION................................................5

SECTION 9.      ADJUSTMENT OF CONSIDERATION..................................6

SECTION 10.     INDEMNITIES..................................................6

SECTION 11.     REPRESENTATIONS AND WARRANTIES...............................7

SECTION 12.     CLOSING......................................................7

SECTION 13.     FURTHER ACTION...............................................8

SECTION 14.     TERMINATION..................................................8

SECTION 15.     ENTIRE AGREEMENT.............................................8

SECTION 16.     ASSIGNMENT...................................................9

SECTION 17.     AMENDMENT....................................................9

SECTION 18.     COUNTERPARTS.................................................9

SECTION 19.     GOVERNING LAW................................................9

SECTION 20.     MISCELLANEOUS................................................9

THIS AGREEMENT is made as of December 15, 2000 and shall be effective as of the Closing Date.

BETWEEN:

(1) Balzers and Leybold Taiwan Ltd whose registered office is at No. 416-1, Sec. 3, Chung-Hsin Road, Chu Tung, Hsin Chu, Taiwan R.O.C. 310 ("Seller"); and

(2) Inficon Ltd whose registered office is at No. 416-1, Sec. 3, Chung-Hsin Road, Chu Tung, Hsin Chu, Taiwan R.O.C. 310 ("Purchaser").



     WHEREAS, Seller and Purchaser are direct or indirect subsidiaries of Unaxis Holding AG, a corporation organized under the laws of Switzerland ("Unaxis");

            WHEREAS, Unaxis has decided to restructure its group of companies by divesting the assets of certain divisions which constitute the Inficon Business to separate organizational entities being either legal entities or hosted by a multi-divisional legal entity;

            WHEREAS, as part of the foregoing, Unaxis and Inficon Holding AG, a corporation organized under the laws of Switzerland ("Inficon"), have entered into a Master Separation Agreement, which provides, among other things, for the separation of certain Inficon Assets and Inficon Liabilities, the initial public offering of Inficon shares and the delivery of certain other agreements in order to facilitate and provide for the foregoing; and

     WHEREAS, as part of such restructuring, Seller has agreed to sell to the Purchaser its Inficon Business in accordance with the provisions of this Agreement.

     NOW IT IS HEREBY AGREED as follows:

SECTION 1. DEFINITIONS

     As used in this Agreement (including the Recitals) the following capitalized terms shall have the following meanings:

     "Accounts Receivables" means any and all accounts receivables, notes and other amounts receivable from third parties (including, without limitations, customers) arising out of or in connection with the Business of the Seller prior to the Closing Date and outstanding as of the Closing Date;

     "Business" means the business of Seller, including the Inficon Business and the Retained Business;

     "Closing" means the Closing of the sale and purchase of the Inficon Assets and the assumption or assignment of the Inficon Contracts and Inficon Liabilities in accordance with this Agreement;

     "Closing Date" means November 1, 2000;

     "Excluded Inficon Assets, Liablities and Contracts" means any assets, liabilities and contracts pertaining to the Inficon Business that shall be excluded from the asset transfer contemplated by this agreement pursuant to
     Section 5 hereof.

     "Fixtures and Fittings" means any fixtures and fittings, including general office and computer equipment, owned and used by Seller in connection with the Business;

     "Freehold and Leases" means any freehold properties and leases, tenancies and licenses used in connection with the Business;

     "Inficon Assets" means all the property and assets used by Seller in connection with the Inficon Business to be sold to Purchaser in accordance with the provisions of this Agreement, as listed on Schedule I hereto;

     "Inficon Business" means the business carried on by Seller at the Closing Date relating to the , distribution and sale of vacuum instrumentation, cleaning and other technical instruments, components and systems, including measurement instruments, vacuum components, valves, gauge fittings, leak detectors, plasma cleaning systems, mass spectrometers, thin film controller/monitors, optical sensors, specialized software, and repair and other services with respect to these products;

     "Inficon Contracts" means any contracts and agreements relating to the Inficon Business, as listed on Schedule III hereto;

     "Inficon Liabilities" means the liabilities and obligations of Seller arising out of or in connection with the Inficon Business, as listed on
     Schedule II hereto;

     "Inventory" means all inventory, merchandise, finished goods maintained, held or stored by or for the Seller or the Business and any prepaid deposits for any of the same used in or intended to be used in the Business;

     "Joint Contracts" means any contracts and agreements not exclusively relating to the Inficon Business, as listed on Schedule IV hereto;

     "Liabilities" means any and all debts, liabilities and obligations, whether accrued or fixed, absolute or contingent, matured or unmatured, determined or determinable, including those arising under any law, governmental order, contract or agreement;

     "Office Equipment" means the office equipment and furnishings used by Seller in connection with the Inficon Business;

     "Other Business Claims" means the benefit of all rights and claims of Seller arising out of or in connection with the Business other than Accounts Receivables;

     "Retained Business" means the lines of business carried on by Seller as an affiliate of Unaxis on the Closing Date that will be retained by the Seller, as more fully described in Exhibit I hereto.

     "Tax" or "Taxes" means any and all taxes of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any government or taxing authority.

     "Tax Deed" has the meaning set forth in the Separation Agreement.

     "Transferred Employees" means the employees of Seller to be transferred to Purchaser, as listed on Schedule VI hereto.

SECTION 2. ASSETS TO BE SOLD

     (a) Subject to the provisions of this Agreement, Seller agrees to sell, convey, assign, transfer and deliver, and Purchaser agrees to purchase as a going concern, as at and with effect from the Closing Date, the Inficon Assets listed on Schedule I hereto on the Closing Date.

SECTION 3. ASSUMPTION OF LIABILITIES

     (a) Subject to the provisions of this Agreement, the Purchaser shall assume the Inficon Liabilities listed on Schedule II hereto as at and with effect from the Closing Date. Except as otherwise provided by applicable law, the Purchaser shall not assume any responsibility with respect to any liabilities other than Inficon Liabilities.

     (b) To the extent it is required by applicable law to obtain approvals of creditors with respect to the assumption of liabilities by Purchaser, the parties shall use their best efforts to obtain such approvals as soon as practicable after execution of this Agreement. Until such approval is obtained, Purchaser shall indemnify and hold harmless Seller for any such liability.
Section 4(a)(iii) and (iv) shall apply mutatis mutandis.

     (c) Consistent with the Tax Deed dated August 31, 2000 between Unaxis and Inficon, Seller shall retain, and shall be responsible for paying and satisfying, and Purchaser shall not assume or be responsible for all taxes of Seller attributable to the Inficon Assets or the Inficon Business, relating to any period, or any portion of any period, ending on or prior to the Closing Date (for this purpose, the Taxes for any taxable period in which the Closing date occurs that relate to the period ending on the Closing Date shall be considered to be the amount of Taxes for the entire taxable period in which the Closing Date occurs, multiplied by a fraction the numerator of which is the number of days in the portion of such period ending on the Closing Date and the denominator of which is the number of days in the entire period).

SECTION 4. CONTRACTS

     (a) Seller shall assign to Purchaser on the Closing Date the Inficon Contracts listed on Schedule III hereto.

     (b) Subject to Section 4(c), Purchaser shall:

     (i) perform all of Seller's obligations under each Inficon Contract in accordance with its terms; and

     (ii) indemnify Seller against each loss, liability and cost which Seller may incur as a result of the Purchaser's performance of Seller's obligations under each Inficon Contract to the extent that the loss, liability or cost is attributable to the Purchaser's act or omission after the Closing Date (including, without limitation, each loss, liability and cost incurred as a result of defending or settling a claim alleging such a liability).

     (c) If an Inficon Contract cannot be transferred to the Purchaser except by an assignment made with a specified person's consent:

     (i) this Agreement shall not constitute an assignment, an attempted assignment or a subcontracting of the Inficon Contract if the assignment, attempted assignment or subcontracting would constitute a breach of the Inficon Contract;

     (ii) both before and after the Closing Date each party shall use its best efforts to obtain the person's consent to the assignment of the Inficon Contract and to procure that the rights and obligations of Seller under the Inficon Contract are assumed by Purchaser in accordance with the provisions of this Section whether by way of assignment, novation, subcontracting or otherwise; provided, however, that Purchaser shall not be obligated to give any security or provide any guarantee as basis for any such assignment or novation or subcontracting or otherwise;

     (iii) until the consent is obtained, Seller shall hold the Inficon Contract in trust for Purchaser and shall, at Purchaser's request, risk and expense, take all such steps that may be reasonably required by Purchaser to enforce the same on behalf of and for the benefit of Purchaser and do each act and thing reasonably requested of it by Purchaser to enable performance of the Inficon Contract and to provide to Purchaser the benefits thereof (including, without limitation, enforcement of a right of Seller against another party to the Inficon Contract arising out of its termination by the other party or otherwise). Seller shall account to Purchaser for all sums received relating to such performance within three days of such receipt (or such other period as the parties agree);

     (iv) until the consent is obtained, Purchaser shall indemnify and hold harmless Seller for all liabilities arising out of or in connection with such obligation for the period starting from the Closing Date to the date of effectiveness of the assignment of such obligation and, upon delivery of evidence of such cost, reimburse Seller for all costs, expenses and disbursements incurred by Seller during such period in connection with such obligation; and

     (v) if the arrangements in Sections 4(c)(ii) and 4(c)(iii) cannot be made in respect of the Inficon Contract, each party shall use all reasonable efforts to ensure that the Inficon Contract is terminated without liability to either party; and neither party shall have any further obligation to the other relating to the Contract.

     (d) With respect to any Joint Contracts listed on Schedule IV hereto, the parties shall use their best efforts to cause the other party to such contract to separate the Joint Contract and to enter into a separate agreement with Purchaser relating to the Inficon Business. Until the execution of such separate agreement, Seller shall, at Purchaser's risk and expense, undertake any act reasonably requested by Purchaser to enable performance of the Joint Contract with respect to the Inficon Business. Sections 4 (c) (iii), (iv) and (v) shall apply mutatis mutandis.

     SECTION 5. EXCLUDED INFICON ASSETS

     (a) Seller and Purchaser understand that it may be impractical to transfer certain certain assets, liabilities and contracts owned by Seller and pertaining to the Inficon Business such as accounts receivable, accounts payable or order backlog. Seller and Purchaser agree that the legal ownership of the Excluded Inficon Assets, Liabilities and Contracts listed on Schedule V hereto shall be retained by Seller.

     (b) Seller agrees to account for and assign to Purchaser all benefits and interest derived from any item listed on Schedule V .

     (c) Purchaser agrees to pay an amount of NIL for such benefits and interest transferred pursuant to Section 5(b), which amount shall be included in the Purchase Price, and indemnify and hold harmless Seller from all liabilities arising out of or in connection with any item listed on Schedule V hereto.

     SECTION 6. ADJUSTMENTS TO SCHEDULES

         The parties hereto shall make adjustments to Schedule I (Inficon Assets), Schedule II (Inficon Liabilities), Schedule III (Inficon Contracts),
Schedule IV (Joint Contracts), and Schedule V (Excluded Inficon Assets, Liabilities and Contracts) for items that, based on a good faith determination of both parties hereto, should have been included in any of these Schedules but were inadvertently omitted therefrom no later than 30 days after the Closing Date.

     SECTION 7. TRANSFERRED EMPLOYEES

     (a) To the extent that the employment contracts of the Transferred Employees will be transferred automatically to Purchaser by virtue of applicable law, Purchaser shall assume all rights and obligations, including pension rights of the Transferred Employees arising out of the employment contracts of the Transferred Employees.

     (b) To the extent that applicable law requires the termination of the employment contracts of Transferred Employees with Seller in order to transfer the Transferred Employees to Purchaser, Purchaser undertakes to offer employment to the employees of Seller on the same terms and conditions as their employment with Seller, and Seller agrees to terminate employment with effect from the Closing Date or such other date as Seller and Purchaser have agreed and to this end, Seller and Purchaser shall cooperate with each other on the issuance of letters of termination of employment and offer of employment respectively to the employees to ensure that the issuance of the respective letters to the employees by Seller and Purchaser shall be contemporaneous.

     (c) To the extent the pensions arrangements relating to the Transferred Employees will not be automatically transferred pursuant to applicable law, Seller and Purchaser shall use their best efforts to transfer to Purchaser such pension arrangements relating to the Transferred Employees.

SECTION 8. CONSIDERATION

     (a) The consideration for the sale, conveyance, assignment, transfer and delivery of the Inficon Business pursuant to this Agreement shall be NT$25,793,761 (the "Purchase Price") and be apportioned between the Inficon Assets and Liabilities as follows:

     (i)    for Machinery and other fixed Inficon Assets (incl. transportation)
            - the sum of NT$164,444

     (ii)   for Office Equipment (incl. computers) - the sum of NT$327,920

     (iii)  for the Inventory - the sum of NT$9,316,110

     (iv)   for Contracts - the sum of NIL

     (v)    for Goodwill - the sum of NT$12,940,761

     (vi) for Advance for Customers and Prepaid Expense - the sum of NT$3,029,232

     (vii)  for Account Receivables - the sum of NT$2,879,281

     (viii) for benefits and interest in Excluded Inficon Assets transferred pursuant to Section 5(b) hereof - the sum of NIL

     (ix)   for all remaining Inficon Assets - the sum of NT$1,792,290

     (x)    for the Inficon Liabilities - the sum of (-)NT$4,656,277.

     (b) The Purchase Price shall be paid by cash in the amount of NT$25,793,761 paid by Purchaser to Seller no later than March 1, 2001.

SECTION 9. ADJUSTMENT OF CONSIDERATION

     (a) The Purchase Price for the assets to be sold shall be based on the valuation delivered to Seller by Unaxis on or prior to the Closing Date. The adjusted purchase price (the "Final Purchase Price") shall be based on the value attributed to such assets as of the Closing Date and shall be finally determined by Unaxis as soon as practicable after the Closing Date, but in any event within 60 calendar days after the Closing Date. A payment for any difference between the Purchase Price and the Final Purchase Price shall be made by Purchaser to Seller or by Seller to Purchaser, as the case may be, within five business days after the Final Purchase Price shall have been finally determined.

     (b) Seller and Purchaser agree to treat all payments made by either to or for the benefit of the other under any indemnity provisions of this Agreement and for any misrepresentations or breach of warranties or covenants as adjustments to the Purchase Price for Tax purposes and that such treatment shall govern for purposes hereof.


SECTION 10. INDEMNITIES

     (a) Indemnity by Seller. Seller agrees to indemnify Purchaser and hold it harmless for any loss incurred by Purchaser as a result of any claim or action arising out of or resulting from the operation of the Retained Business prior to, on or after the Closing Date.

     (b) Indemnity by Purchaser. Purchaser agrees to indemnify Seller and hold it harmless for any loss incurred by Seller as a result of any claim or action arising out of or resulting from the operation of the Inficon Business prior to, on or after the Closing Date.

SECTION 11. REPRESENTATIONS AND WARRANTIES

     (a) Seller owns, leases or has legal title to all the Inficon Assets, free and clear of any and all liens and, with respect to rights under the Inficon Contracts, is a party to and enjoys the rights and benefits of all such contracts.

     (b) Seller has good and marketable title to, or in the case of leased or subleased Assets, valid and subsisting leasehold interests in, all the Inficon Assets, free and clear of all liens and encumbrances.

     (c) Following the consummation of the transactions contemplated by this Agreement, Purchaser will own, with good, valid and marketable title, or lease under valid and subsisting leases, or otherwise acquire the interests of Seller in the Inficon Assets, free and clear of any and all liens and encumbrances.

     (d) Seller has all necessary power and authority, and has received all necessary corporate and shareholder approvals, required for or in connection with the sale and purchase of the Inficon Business and the authorization, execution, delivery and performance of this Agreement.

     (e) No governmental or other authorization, consent, approval, permit or license is or will be necessary for, or in connection with, the sale and purchase of the Inficon Business or the authorization, execution, delivery and performance of this Agreement, except as listed on Schedule VII hereto.

SECTION 12. CLOSING

     (a) The Closing shall take place on the Closing Date.

     (b) At Closing, Seller shall give possession to Purchaser of the Inficon Assets, and (if so requested by the Purchaser) deliver to Purchaser duly executed assignments of or otherwise vest in Purchaser those Assets of the Inficon Business as are not transferable by delivery.

     (c) As a condition to Closing, the consents, approvals, permits and licenses listed on Schedule VII hereto shall have been obtained by Seller.

     (d) As a condition to Closing, each of Seller and Purchaser shall have delivered to the other party copies of its formation documents and a certificate of good standing or similar document issued by the local authority of the jurisdiction of such party that certifies that such party is validly existing and in good standing.

     (e) Upon and after Closing the Seller shall do and execute all other necessary acts, deeds, documents and things as may be reasonably required for effectively vesting title to any of the Inficon Assets in the Purchaser and, pending the doing and executing of such acts, deeds, documents and things, the Seller shall hold such Inficon Assets in trust for the Purchaser.

     (f) Purchaser may waive all or any one or more of the conditions to Closing set forth above at any time by giving notice to Seller.

SECTION 13. FURTHER ACTION

     Each of the parties hereto shall use its best efforts to (a) take, or cause to be taken, all actions necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement, (b) obtain from the requisite governmental authorities any authorization, consent, approvals, permits or licenses required to be obtained in connection with the sale and purchase of the Inficon Assets or the authorization, execution and delivery of this Agreement as listed on Schedule VII hereto and (c) make all necessary filings with respect to the sale and purchase of the Inficon Assets or this Agreement under any applicable law. The parties shall cooperate with each other in connection with the making of any such filing or taking of any such other action and furnish all information required in connection with any such filing or other action.

SECTION 14. TERMINATION

     This Agreement may be terminated:

     (a) by either party if Closing shall not have occurred by December 30, 2000(or such other date thereafter as determined by an executive officer of Unaxis and notified to the parties hereto); provided, however, that the right to terminate this Agreement under this paragraph (a) shall not be available to any party whose failure to fulfill any obligation under this Agreement shall have been the cause of, or shall have resulted in, the failure of the Closing to occur on or prior to such date;

     (b) by either party in the event that any competent governmental authority shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and non-appealable; or

     (c) by the mutual written consent of Seller and Purchaser; or

     (d) By either party upon the written direction of its principal shareholder.

SECTION 15. ENTIRE AGREEMENT

     This Agreement sets out the entire agreement and understanding between the parties in respect of the sale and purchase of the Inficon Business. It is agreed that:

     (a) neither party has entered into this Agreement in reliance upon any representation, warranty or undertaking of the other party (whether express or implied) which is not expressly set out or referred to in this Agreement;

     (b) a party may claim in contract for breach of this Agreement but otherwise shall have no claim or remedy in respect of misrepresentation (whether negligent or otherwise and whether made prior to, and/or in, this Agreement) or untrue statement made by the other party; and

     (c) this Section 15 shall not exclude any liability for fraudulent misrepresentations.

SECTION 16. ASSIGNMENT

     This Agreement may not be assigned by Seller by operation of law or otherwise without the express written consent of Purchaser (which consent shall not be unreasonably withheld or delayed); provided, however, that the Purchaser may assign this Agreement without the consent of Seller.

SECTION 17. AMENDMENT

     This Agreement may not be amended or modified except by an instrument in writing signed by, or on behalf of, the Seller and the Purchaser.

SECTION 18. COUNTERPARTS

     This Agreement may be executed by the parties on separate counterparts each of which, when executed and delivered, shall constitute an original, but both such counterparts together shall constitute but one and the same instrument.

SECTION 19. GOVERNING LAW

     The validity, construction and enforceability of this Agreement shall be governed in all respects by the laws of the Republic of China without regard to its conflict of laws rules. All actions and proceedings arising out of or relating to this Agreement shall be heard and determined by the District Court of Taipei.

SECTION 20. Miscellaneous

     (a) In the event that Seller receives any amounts in respect of the Inficon Business relating to the period after the Closing Date, it shall forthwith and in any event within 2 business days pay such amount to Purchaser and pending such payment hold such amount on trust for Purchaser absolutely.

     (b) The Seller shall maintain until the Closing Date any subsisting policy of insurance relating to any of the Inficon Assets and shall obtain or consent to an endorsement of notice of the Purchaser's interest on the policy.

     (c) This Agreement shall, so far as it remains to be performed, continue in full force and effect notwithstanding Closing.

     (d) Any notice or document required or permitted to be given or served under this Agreement may be given or served personally or by sending the same by registered post at or to the registered office for the time being of the party to or on which the notice is to be given or served or at or to such other address as shall have been last notified in accordance with the provisions of this Section) to the other party for the purpose.

     (e) Any notice or document given or served by post shall be deemed to have been given or served 48 hours after the letter containing the same was registered and posted and in proving that any notice or document was so given or served it shall be necessary only to prove that the same was properly addressed, registered and posted.

         IN WITNESS WHEREOF, Seller and Purchaser have caused this Agreement to be executed as of the date first written above by their respective officers duly authorized.


                                              Inficon Ltd.

                                              By: /s/ Stephan DeLuca
                                                 ----------------------------
                                                 Name: Stephan DeLuca
                                                 Title: President




                                              Leybold Vacuum Taiwan Ltd.

                                              By: /s/ Monika Mattern-Klosson
                                                 ----------------------------
                                                 Name: Monika Mattern-Klosson
                                                 Title: President






[WITNESSED}


By:_____________________

                                    EXHIBIT I
                                    ---------

                           BUSINESS RETAINED BY SELLER

                     Seller: Balzers and Leybold Taiwan, Ltd

                            H1-Information Technology

                            DIV-H30 Vacuum Pumps (VP)

                                   EXHIBIT II
                                   ----------


                                 FORM OF PAYMENT


              CASH:               NT$25,793,761

                                   SCHEDULE I
                                   ----------

                                 INFICON ASSETS

Inventory
---------

         Nil

Machinery
---------

         Please see Inficon Fixed Assets List (YTD Sept-'00) schedule attached.

Fixtures and Fittings
---------------------

         Nil

Freehold and Leases, Leasehold Improvements
-------------------------------------------

         Nil

Office Equipment
----------------

         Please see Inficon Fixed Assets List (YTD Sept-'00) schedule attached.

Accounts Receivables
--------------------


         Accounts Receivable 3rd                              NT$2,477,854
         Accounts Receivable - Syracuse BLI                   NT$29,307
         Accounts Receivable - Singapore                      NT$26,224
         Accounts Receivable - Inficon GmbH                   NT$193,054
         Accounts Receivable - Inficon Liech.                 NT$19,928
         Accounts Receivable - Unaxis Taiwan                  NT$236,483
         - Allowance for doubtful Account.                    (NT$103,569)

Order Backlog
-------------

         Nil

Other Business Claims
---------------------


         Nil

Benefits to Inficon Contracts
-----------------------------

         Nil

Customer Lists
--------------

         Nil


Customer Orders
---------------

          Nil

Marketing Material
------------------

         Nil

Business Records
----------------

         Nil

Insurance Policies
------------------

         Nil

Cash at Hand and in Bank Accounts
---------------------------------

         Nil

                                   SCHEDULE II
                                   -----------

                               INFICON LIABILITIES



         Notes Payable                                        NT$172,524

         Accounts Payable 3rd                                 NT$1,436,003

         Accounts Payable - Cologne LV                        NT$54,959

         Accounts Payable - Syracuse BLI                      NT$618,821

         Accounts Payable - Inficon GmbH                      NT$962,773

         Accounts Payable - Inficon Liech.                    NT$1,209,006

         Receive in Advance                                   NT$202, 191

         Total Liabilities:                                   NT$4,656,277

                                  SCHEDULE III
                                  ------------

                                INFICON CONTRACTS

                                       Nil

                                   SCHEDULE IV
                                   -----------

                                 JOINT CONTRACTS

                                       Nil

                                   SCHEDULE V
                                   ----------

               EXCLUDED INFICON ASSETS, CONTRACTS AND LIABILITIES

                                      [NIL]

                                   SCHEDULE VI

                              TRANSFERRED EMPLOYEES



INFICON TAIWAN employees list

-------------------------------------------------
    1       Japanese Script       A122995938
-------------------------------------------------
    2       Japanese Script       Q221321322
-------------------------------------------------
    3       Japanese Script       E121664858
-------------------------------------------------
    4       Japanese Script       A123641617
-------------------------------------------------
    5       Japanese Script       P120194677
-------------------------------------------------
    6       Japanese Script       N223440104
-------------------------------------------------
    7       Japanese Script       A221481919
-------------------------------------------------
    8       Japanese Script       J121129303
-------------------------------------------------
    9       Japanese Script       F123801038
-------------------------------------------------

                                  SCHEDULE VII

                    CONSENTS, APPROVALS, PERMITS AND LICENSES

                    - Company license dated October 30, 2000

                       [PAGE OMMITTED - JAPANESE SCRIPT]

Company License



Company Name      : INFICON LTD. C0.
Capital           : NT$17,853,000.
Representative    : President, Dr. DeLuca
Offce Address     : 1F, No. 36, Shianjeng 5th St., Chubei City,
                     Hsinchu, Taiwan 302, R.O.C.
Approval Date     : Oct. 30, 2000



Business Scope    :

     1.  F401010  General import/export business
     2.  CBO1010  Machinery and equipment manufacturing.
     3.  CCO1080  Electronic Components and devices manufacturing.
     4.  F213030  Office equipment retailer.
     5.  F213040  Precision instrument retailer.
     6.  F213080  Machinery and tooling retailer.
     7.  F219010  Electronics materials retailer.
     8.  F218010  Software retailer
     9.  I301010  Software services
     10. E604010  Machinery installation business.
     11. E605010  Computer equipment installation business.

Company business voucher register number is 12643669
File number: 00645045